Ventrus Biosciences Becomes Assembly Biosciences as Stockholders Approve Merger with Assembly Pharmaceuticals, Inc.

Stockholders Approve Issuance of Common Stock in Connection with the Merger, a Reverse Stock Split and Company Name Change

NEW YORK, JULY 14, 2014 (GLOBE NEWSWIRE) -- Ventrus Biosciences, Inc. (Nasdaq: VTUS) today announced that its stockholders have approved the issuance of common stock in connection with the merger between Ventrus and Assembly Pharmaceuticals, Inc. in an all-stock transaction. The merger was effective at 5:00 p.m. ET on July 11, 2014.

Ventrus stockholders also approved a 1-for-5 reverse stock split and the change of the name of the company to Assembly Biosciences, Inc., both of which were effective at 5:01 p.m. ET on July 11, 2014. On Monday, July 14, 2014, the common stock of Assembly Biosciences, Inc. will begin trading under the ticker “ASMB.”

Assembly Biosciences is focusing on the development of its novel Core Protein Allosteric Modulators (CpAMs), small molecules to treat, and potentially cure, hepatitis B infection (HBV). HBV is an underappreciated global epidemic with more than 350 million people worldwide chronically infected. Chronic HBV causes cirrhosis and liver failure and is a leading cause of liver cancer, contributing to an estimated 600,000 deaths each year. Current treatments can suppress the infection but require lifelong therapy since fewer than 10% of infections are currently cured. The company is also developing novel microbiome-based approaches to treat intractable infections of the gastrointestinal (GI) tract, such as C. difficile infections.

“We believe that the strong support of our shareholders for this merger reflects the potential of the novel antiviral technology that is the scientific foundation of our new company,” said Dr. Russell Ellison, Chief Executive Officer and Chairman of Ventrus Biosciences and now of Assembly Biosciences. “The combined companies bring a wealth of talent and experience to the development and commercialization of our potentially curative approach to hepatitis B, an underserved disease that afflicts hundreds of millions of people worldwide.”

“Joining forces with the experienced Ventrus team offered us the best opportunity to enlarge and accelerate our ambitious plans to develop our potentially breakthrough HBV program,” said Derek Small, co-founder and former Chief Executive Officer of Assembly Pharmaceuticals and President and Chief Operating Officer of Assembly Biosciences. “The combined teams are already working as one, and we look forward to advancing the CpAM program into human clinical trials as expeditiously as possible.”

About Assembly Biosciences

Assembly Biosciences, Inc. is a biopharmaceutical company developing novel therapies for infectious diseases and other disorders of the gastrointestinal (GI) system. Assembly’s proprietary Core Protein Allosteric Modulators (CpAMs) are small molecule, oral agents for the treatment of viral infections. The company’s lead program focuses on hepatitis B (HBV), which infects an estimated 350 million people worldwide and is associated with 600,000 deaths annually. CpAMs alter the HBV core protein, a unique target that is essential to the functioning of the virus. Unlike current therapies that only suppress HBV, CpAMs may have curative potential. Assembly also is developing novel microbiome-based technology for targeted oral delivery of therapeutic bacteria, complex proteins, viral antigens and small molecules to treat intractable infectious diseases of the GI tract, such as C. difficile infections.

Cautionary Statement Regarding Forward-Looking Statements

Please Note: The information provided herein contains estimates and other forward-looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the benefits of the Assembly merger; the risk that the businesses will not be integrated successfully; the components, timing, cost and results of clinical trials and other development activities involving our product candidates; the unpredictability of the clinical development of our product candidates and of the duration and results of regulatory review of those candidates by the FDA and foreign regulatory authorities; the unpredictability of the size of the markets for, and market acceptance of, any of our products; our anticipated capital expenditures, our estimates regarding our capital requirements, and our need for future capital; our ability to retain and hire necessary employees and to staff our operations appropriately; and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties. The reader is referred to the documents that we file from time to time with the Securities and Exchange Commission.

CONTACTS:

Corporate:

Assembly Biosciences, Inc.

David Barrett

646-706-5208

dbarrett@assemblybio.com

Media:

BLL Partners, LLC

Barbara Lindheim

212 584-2276

barbara@assemblybio.com